Exhibit 99.1

Media Contact	January 26, 2021
Casey Lassiter, 205 447-6410
casey.lassiter@encompasshealth.com

Investor Relations Contact
Crissy Carlisle, 205 970-5860
crissy.carlisle@encompasshealth.com
Encompass Health reports results for fourth quarter 2020
and issues full-year 2021 guidance and longer term growth targets
BIRMINGHAM, Ala. - Encompass Health Corporation (NYSE: EHC), a national leader in integrated healthcare, offering facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies, today reported its results of operations for the fourth quarter ended December 31, 2020.
“We are pleased with our performance in 2020, which demonstrates the resiliency of our business model,” said President and Chief Executive Officer of Encompass Health Mark Tarr. “Throughout the past year, we have continued to successfully meet the needs of our patients, employees and business partners. As we look ahead into 2021, we remain confident in our business and long-term prospects.”
Consolidated results

			Growth
	Q4 2020	Q4 2019	Dollars	Percent
	(In Millions, Except per Share Data)
Net operating revenues	$1,214.4	$1,184.4	$30.0	2.5%
Income from continuing operations attributable to Encompass Health per diluted share	0.86	0.68	0.18	26.5%
Adjusted earnings per share	0.93	0.85	0.08	9.4%
Cash flows provided by operating activities	279.7	215.6	64.1	29.7%
Adjusted EBITDA	239.9	238.2	1.7	0.7%
Adjusted free cash flow	213.0	136.9	76.1	55.6%
	Year Ended December 31,
	2020	2019
Cash flows provided by operating activities	$704.7	$635.3	69.4	10.9%
Adjusted free cash flow	579.9	516.5	63.4	12.3%
Revenue growth resulted from favorable pricing in the inpatient rehabilitation segment partially offset by decreased volumes in both segments and a pricing decrease in the home health and hospice segment.

1

The increase in income from continuing operations attributable to Encompass Health per diluted share and adjusted earnings per share in 2020 resulted primarily from decreased stock-based compensation resulting from the final exercise of the Home Health Holdings stock appreciation rights in the first quarter of 2020.
The increase in full-year cash flows provided by operating activities and adjusted free cash flow resulted primarily from a decrease in working capital and lower payments for cash taxes.
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
Inpatient rehabilitation segment results

			Growth
	Q4 2020	Q4 2019	Dollars	Percent
Net operating revenues:	(In Millions)
Inpatient	$914.9	$873.5	$41.4	4.7%
Outpatient and other	18.2	23.2	(5.0)	(21.6)%
Total segment revenue	$933.1	$896.7	$36.4	4.1%

	(Actual Amounts)
Discharges	46,503	47,885	(1,382)	(2.9)%
Same-store discharge growth				(3.8)%
Net patient revenue per discharge	$19,674	$18,242	$1,432	7.9%
Revenue reserves related to bad debt as a percent of revenue	2.2%	1.7%		50 basis points

	(In Millions)
Adjusted EBITDA	$218.0	$225.1	$(7.1)	(3.2)%
•Revenue - Inpatient revenue growth resulted from favorable pricing partially offset by decreased volumes. New-store discharge growth of 0.9% resulted from a joint venture in Coralville, Iowa (June 2020) and wholly owned hospitals in Murrieta, California (February 2020) and Sioux Falls, South Dakota (June 2020). Discharge growth was impacted by limitations on elective procedures and capacity and staffing constraints at certain of the Company's hospitals. Growth in net patient revenue per discharge primarily resulted from a higher acuity patient mix, an increase in reimbursement rates and the suspension of sequestration.
The decrease in outpatient and other revenue resulted from the inclusion of $2.5 million of business interruption insurance recoveries in the fourth quarter of 2019 related to Hurricane Michael, the COVID-related suspension of hospital-based outpatient services in 2020 and the closure of certain hospital-based outpatient programs in the fourth quarter of 2019.
Revenue reserves related to bad debt as a percent of revenue increased to 2.2% due to a $4.5 million increase primarily related to prior denied claims.
•Adjusted EBITDA - The decrease in Adjusted EBITDA for the inpatient rehabilitation segment resulted primarily from increases in: bad debt expense, group medical expense, and use and cost of personal protective equipment.

2

Home health and hospice segment results

			Growth
	Q4 2020	Q4 2019	Dollars	Percent
Net operating revenues:	(In Millions)
Home health	$227.7	$236.9	$(9.2)	(3.9)%
Hospice	53.6	50.8	2.8	5.5%
Total segment revenue	$281.3	$287.7	$(6.4)	(2.2)%

Home Health Metrics
(Actual Amounts)
Episodic admissions	40,830	41,781	(951)	(2.3)%
Same-store episodic admissions growth				(3.8)%
Episodes	71,441	73,055	(1,614)	(2.2)%
Same-store episode growth				(3.2)%
Revenue per episode	$2,883	$2,901	$(18)	(0.6)%

	(In Millions)
Adjusted EBITDA	$55.5	$49.6	$5.9	11.9%
•Revenue - Home health volumes declined as a result of episodic admissions decreasing 27% from patients residing in senior living facilities, 36% from patients discharging from skilled nursing facilities, and 12% from patients receiving elective procedures in acute care hospitals. The combined impact of these declines represented a loss of approximately 3,900 admissions, or a 9% negative impact on the growth rate for the fourth quarter of 2020. During the fourth quarter of 2020, the Company averaged 360 home health employees per day on COVID-related quarantine, which further impacted its ability to accept referrals. Revenue per episode was impacted by the implementation of the Patient Driven Groupings Model (“PDGM”). Revenue per episode benefited from the suspension of sequestration.
Hospice same-store admissions growth of 16.1% yielded a 5.5% increase in hospice revenue. Hospice revenue growth was impacted by a decrease in length of stay resulting from a change in patient mix.
•Adjusted EBITDA - The 11.9% increase in Adjusted EBITDA primarily resulted from improved cost per visit supported by the clinician compensation model changes implemented in May 2020.
General and administrative expenses

	Q4 2020	% of Consolidated Revenue	Q4 2019	% of Consolidated Revenue
	(In Millions)
General and administrative expenses, excluding stock-based compensation	$33.6	2.8%	$36.5	3.1%
General and administrative expenses decreased as a percent of consolidated revenue due to lower costs associated with incentive compensation.

3

Full-year consolidated results

	Full-Year		Growth
	2020	2019	Dollars	Percent
	(in millions, except per share data)
Net operating revenues	$4,644.4	$4,605.0	$39.4	0.9%
Income from continuing operations attributable to Encompass Health per diluted share	2.85	3.62	(0.77)	(21.3)%
Adjusted earnings per share	2.89	3.91	(1.02)	(26.1)%
Adjusted EBITDA	860.3	964.9	(104.6)	(10.8)%
See the attached supplemental information for additional details regarding these calculations.
2021 guidance and longer term growth targets
The Company provided the following guidance for full-year 2021 and growth targets for 2020 through 2025.

Full-year 2021 guidance ranges
(in millions, except per share data)
Net operating revenues	$5,000 to $5,170
Adjusted EBITDA	$925 to $955
Adjusted earnings per share from continuing operations attributable to Encompass Health	$3.31 to $3.53

2020 through 2025 Growth Targets
Net operating revenues	8% to 10% CAGR
Adjusted EBITDA	8% to 10% CAGR
Adjusted free cash flow	5% to 7% CAGR
On December 9, 2020, the Company announced it is exploring strategic alternatives for its home health and hospice business. The review is ongoing, and no decision has been made. Accordingly, the Company's 2021 guidance and longer term growth targets assume the continuation of the current structure of the business. The guidance and growth targets may change depending on the ultimate outcome of the review.
Base year 2020 adjusted free cash flow benefited from a temporary payroll tax holiday. Exclusive of this item, the adjusted free cash flow CAGR target would be 8% to 10%.
For additional considerations regarding the Company's 2021 guidance ranges, see the supplemental information posted on the Company's website at http://investor.encompasshealth.com. See also the “Other Information” section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
Earnings conference call and webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Wednesday, January 27, 2021 to discuss its results for the fourth quarter of 2020. For reference during the call, the Company will post certain supplemental information at http://investor.encompasshealth.com.
The conference call may be accessed by dialing 877 587-6761 and giving the pass code 6192515. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available for on-line replay at http://investor.encompasshealth.com by clicking on an available link.

4

About Encompass Health
As a national leader in integrated healthcare services, Encompass Health (NYSE: EHC) offers both facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies. With a national footprint that includes 137 hospitals and 241 home health locations and 82 hospice locations in 39 states and Puerto Rico, the Company is committed to delivering high-quality, cost-effective, integrated care across the healthcare continuum. Driven by a set of shared values, Encompass Health is ranked as one of Fortune's 100 Best Companies to Work For. For more information, visit encompasshealth.com, or follow us on Twitter and Facebook.
Other information
The information in this press release is summarized and should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”), when filed, as well as the Company's Current Report on Form 8-K filed on January 26, 2021 (the “Q4 Earnings Form 8-K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http://investor.encompasshealth.com for reference during its January 27, 2021 earnings call.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below or in the Q4 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q4 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company's results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2021 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:
•Interest expense and amortization of debt discounts and fees - estimate of $164 million to $174 million
•Amortization of debt-related items - approximately $9 million
The Q4 Earnings Form 8-K and, when filed, the 2020 Form 10-K can be found on the Company's website at
http://investor.encompasshealth.com and the SEC's website at www.sec.gov.

5

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
	(In Millions)
Net operating revenues	$1,214.4	$1,184.4	$4,644.4	$4,605.0
Operating expenses:
Salaries and benefits	686.1	668.5	2,682.0	2,573.0
Other operating expenses	163.1	167.1	634.4	623.6
Occupancy costs	20.4	20.6	81.2	82.3
Supplies	51.7	43.2	200.5	167.9
General and administrative expenses	37.8	64.0	155.5	247.0
Depreciation and amortization	62.3	58.4	243.0	218.7
Government, class action, and related settlements	—	—	2.8	—
Total operating expenses	1,021.4	1,021.8	3,999.4	3,912.5
Loss on early extinguishment of debt	2.3	5.4	2.3	7.7
Interest expense and amortization of debt discounts and fees	46.2	44.5	184.2	159.7
Other income	(4.2)	(3.6)	(10.6)	(30.5)
Equity in net income of nonconsolidated affiliates	(1.0)	(1.2)	(3.5)	(6.7)
Income from continuing operations before income tax expense	149.7	117.5	472.6	562.3
Provision for income tax expense	38.0	27.3	103.8	115.9
Income from continuing operations	111.7	90.2	368.8	446.4
Loss from discontinued operations, net of tax	—	—	—	(0.6)
Net and comprehensive income	111.7	90.2	368.8	445.8
Less: Net and comprehensive income attributable to noncontrolling interests	(25.7)	(22.6)	(84.6)	(87.1)
Net and comprehensive income attributable to Encompass Health	$86.0	$67.6	$284.2	$358.7

Weighted average common shares outstanding:
Basic	98.7	97.8	98.6	98.0
Diluted	100.1	99.5	99.8	99.4
Earnings per common share:
Basic earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.87	$0.69	$2.87	$3.66
Discontinued operations	—	—	—	(0.01)
Net income	$0.87	$0.69	$2.87	$3.65
Diluted earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.86	$0.68	$2.85	$3.62
Discontinued operations	—	—	—	(0.01)
Net income	$0.86	$0.68	$2.85	$3.61

Amounts attributable to Encompass Health:
Income from continuing operations	$86.0	$67.6	$284.2	$359.3
Loss from discontinued operations, net of tax	—	—	—	(0.6)
Net income attributable to Encompass Health	$86.0	$67.6	$284.2	$358.7

6

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31, 2020	December 31, 2019
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$224.0	$94.8
Restricted cash	65.4	57.4
Accounts receivable	572.8	506.1
Prepaid expenses and other current assets	86.4	97.5
Total current assets	948.6	755.8
Property and equipment, net	2,206.6	1,959.3
Operating lease right-of-use assets	245.7	276.5
Goodwill	2,318.7	2,305.2
Intangible assets, net	431.3	476.3
Deferred income tax assets	—	2.9
Other long-term assets	295.0	304.7
Total assets	$6,445.9	$6,080.7
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$38.3	$39.3
Current operating lease liabilities	44.8	40.4
Accounts payable	115.0	94.6
Accrued payroll	253.8	210.5
Accrued interest payable	47.1	32.4
Other current liabilities	218.3	303.8
Total current liabilities	717.3	721.0
Long-term debt, net of current portion	3,250.6	3,023.3
Long-term operating lease liabilities	209.6	243.8
Self-insured risks	121.2	117.2
Deferred income tax liabilities	51.8	—
Other long-term liabilities	93.8	42.7
	4,444.3	4,148.0
Commitments and contingencies
Redeemable noncontrolling interests	31.6	239.6
Shareholders’ equity:
Encompass Health shareholders’ equity	1,588.0	1,352.2
Noncontrolling interests	382.0	340.9
Total shareholders’ equity	1,970.0	1,693.1
Total liabilities and shareholders’ equity	$6,445.9	$6,080.7

7

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Year Ended December 31,
	2020	2019
	(In Millions)
Cash flows from operating activities:
Net income	$368.8	$445.8
Loss from discontinued operations, net of tax	—	0.6
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for government, class action, and related settlements	2.8	—
Depreciation and amortization	243.0	218.7
Amortization of debt-related items	7.2	4.5
Loss on early extinguishment of debt	2.3	7.7
Equity in net income of nonconsolidated affiliates	(3.5)	(6.7)
Distributions from nonconsolidated affiliates	3.8	6.6
Stock-based compensation	29.5	114.4
Deferred tax expense	52.4	40.0
Gain on consolidation of Yuma Rehabilitation Hospital	—	(19.2)
Other, net	5.9	7.4
Changes in assets and liabilities, net of acquisitions —
Accounts receivable	(38.1)	(22.9)
Prepaid expenses and other assets	0.1	(35.4)
Accounts payable	13.6	(6.1)
Accrued payroll	92.0	13.2
Other liabilities	(74.9)	(128.9)
Net cash used in operating activities of discontinued operations	(0.2)	(4.4)
Total adjustments	335.9	188.9
Net cash provided by operating activities	704.7	635.3
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(1.1)	(231.5)
Purchases of property and equipment	(396.0)	(372.4)
Additions to capitalized software costs	(8.7)	(13.0)
Purchases of intangible assets	(3.5)	(18.7)
Proceeds from sale of restricted investments	12.6	17.6
Purchases of restricted investments	(8.7)	(32.9)
Other, net	(2.1)	(6.5)
Net cash used in investing activities	(407.5)	(657.4)

(Continued)	8

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	For the Year Ended December 31,
	2020	2019
	(In Millions)
Cash flows from financing activities:
Proceeds from bond issuance	992.5	1,000.0
Principal payments on debt, including pre-payments	(718.3)	(519.5)
Borrowings on revolving credit facility	330.0	635.0
Payments on revolving credit facility	(375.0)	(620.0)
Principal payments under finance lease obligations	(22.5)	(19.5)
Debt amendment and issuance costs	(20.3)	(21.5)
Repurchases of common stock, including fees and expenses	(6.1)	(45.9)
Dividends paid on common stock	(111.9)	(108.7)
Purchase of equity interests in consolidated affiliates	(162.3)	(162.9)
Distributions paid to noncontrolling interests of consolidated affiliates	(72.2)	(79.8)
Taxes paid on behalf of employees for shares withheld	(15.7)	(16.6)
Contributions from consolidated affiliates	34.9	15.9
Other, net	1.0	(8.3)
Net cash (used in) provided by financing activities	(145.9)	48.2
Increase in cash, cash equivalents, and restricted cash	151.3	26.1
Cash, cash equivalents. and restricted cash at beginning of year	159.6	133.5
Cash, cash equivalents, and restricted cash at end of year	$310.9	$159.6

Reconciliation of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents at beginning of period	$94.8	$69.2
Restricted cash at beginning of period	57.4	59.0
Restricted cash included in other long-term assets at beginning of period	7.4	5.3
Cash, cash equivalents, and restricted cash at beginning of period	$159.6	$133.5

Cash and cash equivalents at end of period	$224.0	$94.8
Restricted cash at end of period	65.4	57.4
Restricted cash included in other long-term assets at end of period	21.5	7.4
Cash, cash equivalents, and restricted cash at end of period	$310.9	$159.6

9

Encompass Health Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	Q4		Year Ended
	2020	2019	2020	2019
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$239.9	$238.2	$860.3	$964.9
Depreciation and amortization	(62.3)	(58.4)	(243.0)	(218.7)
Interest expense and amortization of debt discounts and fees	(46.2)	(44.5)	(184.2)	(159.7)
Stock-based compensation expense	(4.2)	(27.4)	(29.5)	(114.4)
Loss on disposal of assets	(1.0)	(7.8)	(11.6)	(11.1)
	126.2	100.1	392.0	461.0
Certain items non-indicative of ongoing operating performance:
Loss on early extinguishment of debt	(2.3)	(5.4)	(2.3)	(7.7)
Transaction costs	—	(0.1)	—	(2.1)
Gain on consolidation of former equity method location	—	—	2.2	19.2
SARs mark-to-market impact on noncontrolling interests	—	0.7	—	5.0
Change in fair market value of equity securities	0.1	(0.4)	0.4	0.8
Government, class action, and related settlements	—	—	(2.8)	—
Payroll taxes on SARs exercise	—	—	(1.5)	(1.0)
Pre-tax income	124.0	94.9	388.0	475.2
Income tax expense	(38.0)	(27.3)	(103.8)	(115.9)
Income from continuing operations (1)	$86.0	$67.6	$284.2	$359.3

Basic shares	98.7	97.8	98.6	98.0
Diluted shares	100.1	99.5	99.8	99.4

Basic earnings per share (1)	$0.87	$0.69	$2.87	$3.66
Diluted earnings per share (1)	$0.86	$0.68	$2.85	$3.62
(1)Income from continuing operations attributable to Encompass Health

10

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q4		Year Ended
	2020	2019	2020	2019

Earnings per share, as reported	$0.86	$0.68	$2.85	$3.62
Adjustments, net of tax:
Government, class action, and related settlements	—	—	0.02	—
Mark-to-market adjustment for stock appreciation rights	—	0.11	—	0.47
Transaction costs	—	—	—	0.02
Income tax adjustments	0.06	0.02	0.01	(0.10)
Loss on early extinguishment of debt	0.02	0.04	0.02	0.06
Change in fair market value of equity securities	—	—	—	(0.01)
Gain on consolidation of former equity method location	—	—	(0.02)	(0.14)
Payroll taxes on SARs exercise	—	—	0.01	0.01
Adjusted earnings per share*	$0.93	$0.85	$2.89	$3.91
*    Adjusted EPS may not sum due to rounding.

11

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended December 31, 2020
		Adjustments
	As Reported	Loss on Early Extinguishment of Debt	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$239.9	$—	$—	$—	$239.9
Depreciation and amortization	(62.3)	—	—	—	(62.3)
Interest expense and amortization of debt discounts and fees	(46.2)	—	—	—	(46.2)
Stock-based compensation	(4.2)	—	—	—	(4.2)
Loss on disposal or impairment of assets	(1.0)	—	—	—	(1.0)
Loss on early extinguishment of debt	(2.3)	2.3	—	—	—
Change in fair market value of equity securities	0.1	—	—	(0.1)	—
Income from continuing operations before income tax expense	124.0	2.3	—	(0.1)	126.2
Provision for income tax expense	(38.0)	(0.6)	5.6	—	(33.0)
Income from continuing operations attributable to Encompass Health	$86.0	$1.7	$5.6	$(0.1)	$93.2
Diluted earnings per share from continuing operations, as reported**	$0.86	$0.02	$0.06	$—	$0.93
Diluted shares used in calculation	100.1
*    Reconciliation to GAAP provided on page 16
**    Adjusted EPS may not sum across due to rounding.

12

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended December 31, 2019
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Comp. Expense	Loss on Early Extinguishment of Debt	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$238.2	$—	$—	$—	$—	$—	$238.2
Depreciation and amortization	(58.4)	—	—	—	—	—	(58.4)
Interest expense and amortization of debt discounts and fees	(44.5)	—	—	—	—	—	(44.5)
Stock-based compensation	(27.4)	15.5	—	—	—	—	(11.9)
Loss on disposal of assets	(7.8)	—	—	—	—	—	(7.8)
Loss on early extinguishment of debt	(5.4)	—	5.4	—	—	—	—
Transaction costs	(0.1)	—	—	—	0.1	—	—
SARs mark-to-market impact on noncontrolling interests	0.7	(0.7)	—	—	—	—	—
Change in fair market value of equity securities	(0.4)	—	—	—	—	0.4	—
Income from continuing operations before income tax expense	94.9	14.8	5.4	—	0.1	0.4	115.6
Provision for income tax expense	(27.3)	(4.0)	(1.5)	2.3	(0.1)	(0.1)	(30.7)
Income from continuing operations attributable to Encompass Health	$67.6	$10.8	$3.9	$2.3	$—	$0.3	$84.9
Diluted earnings per share from continuing operations**	$0.68	$0.11	$0.04	$0.02	$—	$—	$0.85
Diluted shares used in calculation	99.5

*    Reconciliation to GAAP provided on page 16
**    Adjusted EPS may not sum across due to rounding.

13

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Year Ended December 31, 2020
		Adjustments
	As Reported	Gov't, Class Action, & Related Settlements	Loss on Early Exting. of Debt	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Treasure Coast	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$860.3	$—	$—	$—	$—	$—	$—	$860.3
Depreciation and amortization	(243.0)	—	—	—	—	—	—	(243.0)
Interest expense and amortization of debt discounts and fees	(184.2)	—	—	—	—	—	—	(184.2)
Stock-based compensation	(29.5)	—	—	—	—	—	—	(29.5)
Loss on disposal or impairment of assets	(11.6)	—	—	—	—	—	—	(11.6)
Loss on early extinguishment of debt	(2.3)	—	2.3	—	—	—	—	—
Gain on consolidation of Treasure Coast	2.2	—	—	—	—	(2.2)	—	—
Change in fair market value of equity securities	0.4	—	—	—	(0.4)	—	—	—
Government, class action, and related settlements	(2.8)	2.8	—	—	—	—	—	—
Payroll taxes on SARs exercise	(1.5)	—	—	—	—	—	1.5	—
Income from continuing operations before income tax expense	388.0	2.8	2.3	—	(0.4)	(2.2)	1.5	392.0
Provision for income tax expense	(103.8)	(0.7)	(0.6)	1.0	0.1	0.6	(0.4)	(103.8)
Income from continuing operations attributable to Encompass Health	$284.2	$2.1	$1.7	$1.0	$(0.3)	$(1.6)	$1.1	$288.2
Diluted earnings per share from continuing operations, as reported**	$2.85	$0.02	$0.02	$0.01	$—	$(0.02)	$0.01	$2.89
Diluted shares used in calculation	99.8
*    Reconciliation to GAAP provided on page 16
**    Adjusted EPS may not sum across due to rounding.

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Year Ended December 31, 2019
		Adjustments
	As Reported	Mark-to-Market Adjustment on Stock Compensation Expense	Loss on Early Exting. of Debt	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Yuma	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$964.9	$—	$—	$—	$—	$—	$—	$—	$964.9
Depreciation and amortization	(218.7)	—	—	—	—	—	—	—	(218.7)
Interest expense and amortization of debt discounts and fees	(159.7)	—	—	—	—	—	—	—	(159.7)
Stock-based compensation	(114.4)	68.5	—	—	—	—	—	—	(45.9)
Loss on disposal of assets	(11.1)	—	—	—	—	—	—	—	(11.1)
Loss on early extinguishment of debt	(7.7)	—	7.7	—	—	—	—	—	—
Transaction costs	(2.1)	—	—	—	2.1	—	—	—	—
Gain on consolidation of Yuma	19.2	—	—	—	—	—	(19.2)	—	—
SARs mark-to-market impact on noncontrolling interests	5.0	(5.0)	—	—	—	—	—	—	—
Change in fair market value of equity securities	0.8	—	—	—	—	(0.8)	—	—	—
Payroll taxes on SARs exercise	(1.0)	—	—	—	—	—	—	1.0	—
Income from continuing operations before income tax expense	475.2	63.5	7.7	—	2.1	(0.8)	(19.2)	1.0	529.5
Provision for income tax expense	(115.9)	(17.2)	(2.1)	(10.3)	(0.6)	0.2	5.2	(0.2)	(140.9)
Income from continuing operations attributable to Encompass Health	$359.3	$46.3	$5.6	$(10.3)	$1.5	$(0.6)	$(14.0)	$0.8	$388.6
Diluted earnings per share from continuing operations**	$3.62	$0.47	$0.06	$(0.10)	$0.02	$(0.01)	$(0.14)	$0.01	$3.91
Diluted shares used in calculation	99.4

*    Reconciliation to GAAP provided on page 16
**    Adjusted EPS may not sum across due to rounding.

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
	(In Millions)
Net income	$111.7	$90.2	$368.8	$445.8
Loss from discontinued operations, net of tax, attributable to Encompass Health	—	—	—	0.6
Net income attributable to noncontrolling interests	(25.7)	(22.6)	(84.6)	(87.1)
Provision for income tax expense	38.0	27.3	103.8	115.9
Interest expense and amortization of debt discounts and fees	46.2	44.5	184.2	159.7
Depreciation and amortization	62.3	58.4	243.0	218.7
Government, class action, and related settlements	—	—	2.8	—
Loss on early extinguishment of debt	2.3	5.4	2.3	7.7
Loss on disposal or impairment of assets	1.0	7.8	11.6	11.1
Stock-based compensation expense	4.2	27.4	29.5	114.4
Transaction costs	—	0.1	—	2.1
Gain on consolidation of former equity method location	—	—	(2.2)	(19.2)
SARs mark-to-market impact on noncontrolling interests	—	(0.7)	—	(5.0)
Change in fair market value of equity securities	(0.1)	0.4	(0.4)	(0.8)
Payroll taxes on SARs exercise	—	—	1.5	1.0
Adjusted EBITDA	$239.9	$238.2	$860.3	$964.9
Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations
Before Income Tax Expense

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
	(In Millions)
Total segment Adjusted EBITDA	$273.5	$274.7	$986.3	$1,095.4
General and administrative expenses	(37.8)	(64.0)	(155.5)	(247.0)
Depreciation and amortization	(62.3)	(58.4)	(243.0)	(218.7)
Loss on disposal or impairment of assets	(1.0)	(7.8)	(11.6)	(11.1)
Government, class action, and related settlements	—	—	(2.8)	—
Loss on early extinguishment of debt	(2.3)	(5.4)	(2.3)	(7.7)
Interest expense and amortization of debt discounts and fees	(46.2)	(44.5)	(184.2)	(159.7)
Net income attributable to noncontrolling interests	25.7	22.6	84.6	87.1
SARS mark-to-market impact on noncontrolling interests	—	0.7	—	5.0
Change in fair market value of equity securities	0.1	(0.4)	0.4	0.8
Gain on consolidation of former equity method location	—	—	2.2	19.2
Payroll taxes on SARs exercise	—	—	(1.5)	(1.0)
Income from continuing operations before income tax expense	$149.7	$117.5	$472.6	$562.3

16

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	For the Three Months Ended December 31,		For the Year Ended December 31,

	2020	2019	2020	2019
	(In Millions)
Net cash provided by operating activities	$279.7	$215.6	$704.7	$635.3
Interest expense and amortization of debt discounts and fees	46.2	44.5	184.2	159.7
Equity in net income of nonconsolidated affiliates	1.0	1.2	3.5	6.7
Net income attributable to noncontrolling interests in continuing operations	(25.7)	(22.6)	(84.6)	(87.1)
Amortization of debt-related items	(2.1)	(1.4)	(7.2)	(4.5)
Distributions from nonconsolidated affiliates	(1.0)	(1.8)	(3.8)	(6.6)
Current portion of income tax expense	(20.1)	8.1	51.4	75.9
Change in assets and liabilities	(40.4)	(5.3)	7.3	180.1
Cash (provided by) used in operating activities of discontinued operations	—	(0.2)	0.2	4.4
Transaction costs	—	0.1	—	2.1
SARS mark-to-market impact on noncontrolling interests	—	(0.7)	—	(5.0)
Payroll taxes on SARs exercise	—	—	1.5	1.0
Change in fair market value of equity securities	(0.1)	0.4	(0.4)	(0.8)
Other	2.4	0.3	3.5	3.7
Adjusted EBITDA	$239.9	$238.2	$860.3	$964.9

17

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	For the Three Months Ended December 31,		For the Year Ended December 31,

	2020	2019	2020	2019
	(In Millions)
Net cash provided by operating activities	$279.7	$215.6	$704.7	$635.3
Impact of discontinued operations	—	(0.2)	0.2	4.4
Net cash provided by operating activities of continuing operations	279.7	215.4	704.9	639.7
Capital expenditures for maintenance	(47.4)	(62.0)	(154.9)	(167.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(19.3)	(22.2)	(72.2)	(79.8)
Items non-indicative of ongoing operations:
Cash paid for government, class action, and related settlements	—	5.6	—	52.0
Transaction costs and related assumed liabilities	—	0.1	—	2.1
Cash paid for SARs exercise	—	—	102.1	69.6
Adjusted free cash flow	$213.0	$136.9	$579.9	$516.5
For the three months ended December 31, 2020, net cash used in investing activities was $142.7 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended December 31, 2020 was $354.2 million and resulted primarily from net debt repayments, cash dividends paid on common stock, and distributions to noncontrolling interests of consolidated affiliates.
For the three months ended December 31, 2019, net cash used in investing activities was $145.7 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended December 31, 2019 was $424.1 million and resulted primarily from net debt repayments, cash dividends paid on common stock, and distributions to noncontrolling interests of consolidated affiliates.
For the year ended December 31, 2020, net cash used in investing activities was $407.5 million and primarily resulted from capital expenditures. Net cash used in financing activities during the year ended December 31, 2020 was $145.9 million and primarily resulted from the issuance of senior notes in May and October 2020 offset by the redemption of the Company's 5.75% Senior Notes due 2024, the purchase of one-third of the rollover shares held by members of the home health and hospice management team, dividends paid common stock, and distributions paid to noncontrolling interests of consolidated affiliates.
For the year ended December 31, 2019, net cash used in investing activities was $657.4 million and primarily resulted from the acquisition of Alacare and capital expenditures. Net cash provided by financing activities during the year ended December 31, 2019 was $48.2 million and primarily resulted from the issuance of $1.0 billion of senior notes offset by repayments on the Company's revolving credit facility and 5.75% Senior Notes due 2024, the purchase of one-third of the rollover shares held by members of the home health and hospice management team, dividends paid common stock, distributions paid to noncontrolling interests of consolidated affiliates, and repurchases of common stock.

18

Encompass Health Corporation and Subsidiaries
Forward-Looking Statements
Statements contained in this press release and the supplemental information which are not historical facts, such as those relating to the nature of the COVID-19 pandemic and its impact on Encompass Health's business and financial assumptions, financial guidance, balance sheet and cash flow plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, Encompass Health's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, its business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health include, but are not limited to, the possibility that the Company may not be able to realize higher values for its home health and hospice business through strategic transactions; the possibility that the Company may decide not to undertake a transaction following the review of strategic alternatives or that it is not able to consummate any proposed transactions resulting from the review due to, among other things, market, regulatory and other factors; the potential for disruption to the Company's business resulting from the review of strategic alternatives or the undertaking of any transactions following the review; any potential adverse effects of the Company's stock price resulting from the announcement of the results of the strategic review; the continued spread of COVID-19, including the speed, depth, geographic reach and duration of the spread, which could decrease our patient volumes and revenues and lead to staffing and supply shortages and associated cost increases; actions to be taken by the Company in response to the pandemic; the legal, regulatory and administrative developments that occur at the federal, state and local levels; the Company's infectious disease prevention and control efforts; the demand for the Company's services, including based on any downturns in the economy, consumer confidence, or the capital markets and unemployment among family members; the price of Encompass Health's common stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving Encompass Health, including any matters related to yet undiscovered issues, if any, in acquired operations; Encompass Health's ability to attract and retain key management personnel; any adverse effects on Encompass Health's stock price resulting from the integration of acquired operations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health's or its vendors' information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; Encompass Health's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction (such as the Patient-Driven Groupings Model for home health) and Encompass Health's ability to adapt operations to those changes; competitive pressures in the healthcare industry and Encompass Health's response thereto; Encompass Health's ability to obtain and retain favorable arrangements with third-party payors; Encompass Health's ability to control costs, particularly labor and employee benefit costs, including group medical

19

Encompass Health Corporation and Subsidiaries
Forward-Looking Statements
expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in Encompass Health's ability to recover improperly denied claims through the administrative appeals process on a timely basis; Encompass Health's ability to adapt to changes in the healthcare delivery system, including value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; Encompass Health's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages, which may be worsened by the pandemic, and the impact on Encompass Health's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any instability or uncertainty related to armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase in the debt ceiling, or an international sovereign debt crisis; the increase in the costs of defending and insuring against alleged professional liability claims, including claims associated with patient and employee exposures to COVID-19, and Encompass Health's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in Encompass Health's SEC filings and other public announcements, including Encompass Health's Form 10‑K for the year ended December 31, 2020, when filed.

20